ORRSTOWN FINANCIAL SERVICES, INC.
77 E KING ST
SHIPPENSBURG, PENNSYLVANIA 17257-1307
UNITED STATES

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ORRF2024SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V45680-S85942

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ORRSTOWN FINANCIAL SERVICES, INC.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE FOLLOWING PROPOSALS:

	For	Against	Abstain
1. To consider and vote upon a proposal to approve the issuance of shares of Orrstown Financial Services, Inc. common stock to the shareholders of Codorus Valley Bancorp, Inc., pursuant to an agreement and plan of merger dated December 12, 2023 (the "share issuance proposal").	☐	☐	☐
2. To consider and vote upon a proposal to adjourn the Orrstown Financial Services, Inc. special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Orrstown Financial Services, Inc. special meeting to approve the share issuance proposal (the "adjournment proposal").	☐	☐	☐

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be held May 30, 2024
The Notice and Joint Proxy Statement/Prospectus are available at www.proxyvote.com.

V45681-S85942

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

ORRSTOWN FINANCIAL SERVICES, INC.

The undersigned hereby appoints Thomas R. Quinn, Jr. and Robert G. Coradi, or either of them, each with full power of substitution as attorneys and proxies of the undersigned, to vote, as designated on the other side of this proxy, all shares of Orrstown Financial Services, Inc. (the "Company") common stock of the undersigned at the Special Meeting of Shareholders of the Company to be held virtually on May 30, 2024, at 9:00 A.M. ET, via live webcast at www.virtualshareholdermeeting.com/ORRF2024SM, and at any adjournment of such meeting, as fully and effectually as the undersigned could do if personally present, and hereby revokes all previous proxies for said meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE SHARE ISSUANCE PROPOSAL AND "FOR" THE ADJOURNMENT PROPOSAL.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED "FOR" THE SHARE ISSUANCE PROPOSAL AND "FOR" THE ADJOURNMENT PROPOSAL. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS SIGNED PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DIRECTION PROVIDED BY THE COMPANY'S BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

(Continued, and to be marked, dated and signed, on the other side)